Exhibit 99

       Florida East Coast Industries Reports Third Quarter 2003 Results



    Railway



    -- Third quarter 2003 Railway freight revenues increased 5% to $41.4 million, compared to $39.2 million in the third quarter 2002. Third quarter

2003 Railway segment's operating profit increased to $10.8 million from $9.7 million. Railway segment's operating profit before depreciation** increased to

$15.7 million from $14.3 million.



    Realty Operations



    -- Flagler Development Company's rental and services revenues increased

11% to $16.2 million for the third quarter 2003 versus $14.6 million in the third quarter 2002, reflecting new properties and "same store" increases.



    -- Third quarter 2003 rental properties' operating profit increased to

$5.1 million from $3.8 million and rental properties' operating profit before depreciation and amortization expense* increased to $10.4 million from $9.0 million.



    -- Overall occupancy rates were 87%, compared to prior year period of 82%,

and flat, compared to the second quarter 2003.



    -- The Company booked a $10.1 million after-tax charge in anticipation of completing its previously disclosed negotiations to end an unproductive 30-

year ground lease with Broward County.



    Realty Sales



    -- The Company closed its previously announced sale of 78 acres at Flagler

Center to Citicorp Credit Services, Inc. (USA) for $14.4 million.



    -- Realty sales totaled $47.6 million in the third quarter and $72.7 million in the first nine months of 2003.



    ST. AUGUSTINE, Fla., Oct. 22 /PRNewswire-FirstCall/ -- Florida East Coast

Industries, Inc. (NYSE: FLA) (FECI) announced results for the third quarter ended September 30, 2003.

    Robert W. Anestis, Chairman, President and Chief Executive Officer of

Florida East Coast Industries, stated: "In the third quarter of 2003, our

Railway and Realty businesses continued to show gradual improvement. Railway freight revenues increased over the prior year quarter for the eighth consecutive quarter, and operating profit before depreciation increased,

compared to the prior year quarter. Flagler, our real estate subsidiary,

reported higher rental and services revenues and higher rental properties'

operating profit before depreciation and amortization expense versus third quarter 2002. In addition, we continued to make progress monetizing realty holdings in the quarter, receiving $47.6 million of proceeds from property sales at the Railway and Flagler, of which $22.3 million is reported in discontinued operations."

    Mr. Anestis continued, "The recent sale of 78 acres in Flagler Center to

Citicorp delivers a high quality anchor occupant to the South end of this

1,022-acre Class "A" corporate park. Citicorp will bring approximately 560,000 square feet of office space and 3,400 jobs to Flagler Center by early 2005.

Baptist Hospital's campus, the anchor occupant to the North end of the park,

and the new interchange, which will provide direct access to the park from

Interstate 95, expected to be completed in the first quarter of 2005 and early to middle 2004, respectively. These developments will facilitate the park's transformation from a rail-served industrial park to a Class "A" corporate park positioned directly in the path of impressive growth in southern

Jacksonville."

    FECI reported consolidated revenues of $87.1 million for the third quarter

2003, compared to $58.2 million for the third quarter 2002. Revenues included realty sales of $25.3 million for the third quarter 2003, compared to $2.6 million for the third quarter 2002. Loss from continuing operations was $0.2 million, or $0.00 per diluted share, for the third quarter 2003 (which includes $5.6 million of after-tax profit from land sales and $10.1 million of after-tax expense for the estimated cost of ending a long-term ground lease),

compared to income of $4.1 million, or $0.11 per diluted share, for the third quarter 2002 (which includes $1.0 million of after-tax profit from land sales). FECI reported consolidated net income of $1.0 million, or $0.03 per diluted share, compared to net loss of $147.4 million, or $4.02 per diluted share, for the prior year quarter. Included in net income is income or loss from discontinued operations related to a building and partnership interests sold, a building held for sale, and the Company's former telecommunications and trucking businesses.

    For 2003, the Company has raised its expectations for Railway segment revenues slightly to a range of $177 to $180 million, and continues to expect the segment's operating profit to be comparable to 2002. Capital expenditures for the Railway are expected to range between $26 and $28 million.

    The Company continues to expect Flagler's 2003 rental and services revenues to range between $64 and $66 million. Rental properties' operating profit is now expected to range between $16 and $18 million, and rental properties' operating profit before depreciation and amortization is now expected to range between $40 and $42 million in 2003, reflecting the reclassification of an office building to discontinued operations. The Company expects 2003 capital investment at Flagler to be between $80 and $85 million.

Overall occupancy rate for the fourth quarter is expected to be similar to the third.



    Railway Third Quarter Results

    -- Florida East Coast Railway (Railway) segment's revenues increased 11.9%

to $44.7 million for the third quarter 2003 over the prior year period.

Included in the revenue increase is $2.7 million of revenue from the drayage operations managed by the Railway as a result of discontinuing the trucking division in late 2002 and $0.3 million of fuel surcharges.

    -- Carload revenues grew 6.8% primarily due to a 17.6% increase in aggregate revenues, reflecting a combination of strong construction demand and new business from existing customers partially offset by a 19.8% decrease in revenues from transporting vehicles. Intermodal revenues increased 3.2%,

compared to the prior year period. Increased revenues from the "Hurricane

Train" service from Atlanta to South Florida and business from new and existing retail intermodal customers more than offset a decline in revenues from a connecting carrier for intermodal haulage and from LTL carriers.

    -- Railway segment's operating profit increased to $10.8 million versus

$9.7 million due to higher revenues, which was partly offset by higher depreciation expense. The Railway's operating ratio was 75.9%, compared to

75.6% in the prior year quarter. The operating ratio was impacted by the addition of lower margin drayage operations that are currently managed by the

Railway as a result of discontinuing the trucking division in late 2002.



    Realty Third Quarter Results

    Rental Portfolio Results

    -- Flagler Development Company's (Flagler) rental and services revenues increased 11.0% to $16.2 million for the third quarter 2003 versus $14.6 million in the third quarter of 2002. The increased revenues resulted primarily from new properties purchased in January 2003, and also improved

"same store" revenues and newly constructed properties.

    -- Rental properties' operating profit was $5.1 million versus $3.8 million in the prior year period primarily due to newly acquired properties and a decrease in "same store" depreciation. Rental properties' operating profit before depreciation and amortization expense for the quarter increased to $10.4 million, compared to $9.0 million in the third quarter 2002. Rental properties' operating profit before depreciation and amortization expense benefited primarily from newly acquired properties and improved performance from "same store" properties.

    -- Flagler's "same store" occupancy rates increased to 87% in the third quarter, compared to 84% in the third quarter 2002, and decreased slightly compared to 88% in the second quarter 2003.



    Development and Sales Activity

    -- During the third quarter, Flagler sold its 50% ownership interest in three 98,000-sq. ft. office buildings located in the Beacon Pointe Office Park in South Florida to its former partner, Duke Realty Corporation, for $22.3 million and a 6-acre undeveloped land parcel in the same office park to Duke

Realty for $2.4 million.

    -- On September 30, 2003, Flagler completed the previously announced sale of 78 acres and an option for additional acreage located in Flagler Center to

Citicorp Credit Services, Inc. (USA) for $14.4 million.

    -- At quarter end, Flagler had six projects with 934,000 sq. ft., in various stages of development (343,000 sq. ft. in the construction stage,

which includes a 230,000 sq. ft. of build-to-suit and 591,000 sq. ft. in predevelopment).

    -- Property under sale contract at September 30, 2003 totaled $55.8 million and other property was listed for sale at asking prices totaling $49.5 million. The Company now expects full year 2003 property sales of $95 to $110 million.

    -- During the third quarter, the Company continued its previously reported negotiations with Broward County regarding the Company's 30-year ground lease at Port Everglades. The Company has recorded a $10.1 million after-tax charge for the estimated cost of ending the lease.



    Capitalization

    -- On August 28, 2003, the Company declared a special cash dividend of

$1.50 per share, payable on September 25, 2003, to all Class A and Class B common shareholders of record on September 11, 2003. A total of $55.1 million in cash was used to pay shareholders this $1.50 per share special dividend.

Also on August 28, the Company announced a program to repurchase up to $75 million of the Company's shares. No shares under the program had been repurchased through September 30, 2003.

    -- On Sept. 22, 2003, the Company announced that it had completed the reclassification of all of its Class A and Class B common stock into a single class of common stock, which continues to trade on the NYSE under the ticker symbol "FLA."

    -- The cash balance on September 30, 2003 was $92.0 million. Debt at

September 30, 2003 was $241.8 million, composed entirely of non-recourse,

fixed rate mortgages.



    ** A reconciliation to the most comparable GAAP measures is provided in the table Reconciliation Of Non-GAAP TO GAAP Measures.



    About Florida East Coast Industries, Inc.

    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL,

conducts operations through two wholly owned subsidiaries, Flagler Development

Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns,

develops, leases and manages 6.6 million square feet of commercial and industrial space, as well as an additional 343,000 square feet under construction, and owns approximately 855 acres of entitled land and 4,800 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta,

Jacksonville and Miami. For more information, visit the Company's website at

http://www.feci.com.

    Florida East Coast Industries, Inc. will hold a conference call to discuss third quarter 2003 results this morning, Wednesday, October 22, 2003, at 10:00

a.m. Eastern Time (9:00 a.m. Central Time). This call will be web cast live by

CCBN and can be accessed at the Company's website, www.feci.com, with an archived version of the web cast available approximately two hours after completion of the call. The dial-in numbers for the call are (800) 776-9694 or

(952) 556-2869. A replay of the call will be available approximately two hours after completion of the call through Wednesday, October 29, 2003 by dialing

(800) 615-3210 or (703) 326-3020 and entering access code 280381.

    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like

"plan," "expect," "aim," "believe," "project," "anticipate," "intend,"

"estimate," "will," "should," "could," "may", and other expressions that indicate future events and trends. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Such forward-looking statements may include, without limitation, statements that the Company does not expect that lawsuits, environmental costs, commitments, including future contractual obligations, contingent liabilities, completing negotiations that result in the ending of the 30-year ground lease in a manner satisfactory to both parties, financing availability, labor negotiations or other matters will have a material adverse effect on its consolidated financial condition, statements concerning future capital needs and sources of such capital funding,

statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program and other potential capital distributions, number of shares to be repurchased, availability of cash to fund the stock repurchase, future growth potential of the Company's lines of business, performance of the Company's product offerings, other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward- looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida,

the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customer's business cycles;

industry competition; possible future changes in the Company's structure,

lines of business, business and investment strategies, and related implementation; legislative or regulatory changes; technological changes;

volatility of fuel prices (including volatility caused by military actions);

changes in depreciation rates resulting from future railway right-of-way and equipment life studies; the ability of the Company to complete its financing plans, settle future contractual obligations as estimated in time and amount

(including a satisfactory ending of the 30-year ground lease with Broward

County) and conclude labor negotiations in a satisfactory way; changes in insurance markets, including increases in insurance premiums and deductibles;

the availability and costs of attracting and retaining qualified independent third party contractors; liability for environmental remediation and changes in environmental laws and regulations; the ultimate outcome of environmental investigations or proceedings and other types of claims and litigation;

natural events such as weather conditions, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences that may affect construction or cause damage to assets; the ability of the buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements;

costs and availability of land and construction materials; buyers' ability to close transactions; the Company's future taxable income and other factors that may affect the availability and timing of utilization of the Company's deferred tax assets; uncertainties, changes or litigation related to tax laws,

regulations and the application thereof that could limit the tax benefits of the EPIK sale or of other possible transactions involving the Company; ability of the Company to execute and complete a share repurchase program; the

Company's ability to pay dividends, repurchase shares or to make other distributions to shareholders; and other risks inherent in the real estate and other businesses of the Company.

Further information on these and other risk factors is included in the

Company's filings with Securities and Exchange Commission, including the

Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.





                     FLORIDA EAST COAST INDUSTRIES, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF INCOME

               (dollars in thousands, except per share amounts)

                                 (unaudited)





                                Three Months              Nine Months

                               Ended Sept. 30             Ended Sept. 30

                              2003         2002         2003         2002



    Operating revenues      87,096       58,192      235,370      179,024

    Operating expenses    (85,812)     (48,156)    (204,400)    (144,561)

    Operating profit         1,284       10,036       30,970       34,463



    Interest income            365           89          759          212

    Other income             2,224        1,748        7,417        8,483

    Interest expense       (4,137)      (5,137)     (12,641)     (15,077)

                           (1,548)      (3,300)      (4,465)      (6,382)



    (Loss) income before

     income taxes            (264)        6,736       26,505       28,081

    Provision for income

     taxes                     102      (2,593)     (10,204)     (10,813)

    (Loss) income from

     continuing

     operations              (162)        4,143       16,301       17,268



    Discontinued Operations:

    Loss from operation

     of discontinued

     operations

     (net of taxes)           (93)    (152,514)        (414)    (164,088)

    Gain on disposition

     of discontinued

     operations

    (net of taxes)           1,301          988        1,328          988

    Income (loss) from

     discontinued

     operations              1,208    (151,526)          914    (163,100)



    Net income (loss)        1,046    (147,383)       17,215    (145,832)



    Earnings Per Share:

    (Loss) income from

     continuing operations

     - basic & diluted     ($0.00)        $0.11        $0.44        $0.47

    Loss from operation of

     discontinued

     operations - basic         --      ($4.18)      ($0.01)      ($4.50)

    Loss from operation of

     discontinued operations

     - diluted                  --      ($4.16)      ($0.01)      ($4.48)

    Gain on disposition of

     discontinued operations

     - basic & diluted       $0.03        $0.03        $0.04        $0.03

    Net income (loss)

     - basic                 $0.03      ($4.04)        $0.47      ($4.00)

    Net income (loss)

     - diluted               $0.03      ($4.02)        $0.47      ($3.98)



    Average shares

     outstanding

     - basic            36,509,557   36,440,611   36,500,847   36,442,184

    Average shares

     outstanding

     - diluted          36,509,557   36,631,064   36,810,584   36,621,124



    (Prior year's results have been reclassified to conform to current year's presentation.)





                       INFORMATION BY INDUSTRY SEGMENT

                            (dollars in thousands)

                                 (unaudited)



                                    (dollars in thousands)

                                         (unaudited)



                                  Three Months          Nine Months

                                 Ended Sept. 30        Ended Sept. 30

                              2003         2002         2003         2002

    Operating Revenues:

     Railway operations     44,729       39,963      134,227      122,572

     Realty:

      Flagler realty

      rental

      and services          16,192       14,583       48,314       45,932

      Flagler realty sales  19,028        1,397       40,722        5,184

      Other rental             877        1,068        2,406        2,752

      Other sales            6,270        1,208        9,701        2,676

     Total realty           42,367       18,256      101,143       56,544

     Total revenues

      (segment)             87,096       58,219      235,370      179,116

      Intersegment

       revenues                 --         (27)           --         (92)

     Total revenues

      (consolidated)        87,096       58,192      235,370      179,024



    Operating Expenses:

     Railway operations     33,969       30,229      103,408       92,243

     Realty:

      Flagler realty

      rental

      and services          13,288       12,951       42,454       37,940

      Flagler realty

      sales                 16,260          921       27,479        2,522

      Other rental*         18,907        1,237       21,774        3,544

     Total realty           48,455       15,109       91,707       44,006

     Corporate general &

      administrative         3,388        2,845        9,285        8,404

     Total expenses

      (segment)             85,812       48,183      204,400      144,653

      Intersegment

       expenses                 --         (27)           --         (92)

     Total expenses

      (consolidated)        85,812       48,156      204,400      144,561



    Operating Profit (Loss):

     Railway operations     10,760        9,734       30,819       30,329

     Realty*               (6,088)        3,147        9,436       12,538

     Corporate general &

      administrative       (3,388)      (2,845)      (9,285)      (8,404)

     Segment & consolidated

      operating profit       1,284       10,036       30,970       34,463



    Interest income            365           89          759          212

    Other income             2,224        1,748        7,417        8,483

    Interest expense       (4,137)      (5,137)     (12,641)     (15,077)

                           (1,548)      (3,300)      (4,465)      (6,382)



    (Loss) income before

     income taxes            (264)        6,736       26,505       28,081

    Provision for income

     taxes                     102      (2,593)     (10,204)     (10,813)

    (Loss) income from

     continuing operations   (162)        4,143       16,301       17,268



    Discontinued Operations:

    Loss from operation

     of discontinued

     operations

    (net of taxes)            (93)    (152,514)        (414)    (164,088)

    Gain on disposition of

     discontinued operations

     (net of taxes)          1,301          988        1,328          988



    Net Income (Loss)        1,046    (147,383)       17,215    (145,832)



    (Prior year's results have been reclassified to conform to current year's presentation.)



    *Included in the three months' and nine months' results ending September

30, 2003 is the previously mentioned $16.4 million ($10.1 after taxes) charge in anticipation of ending a long-term lease with Broward County.





                     FLORIDA EAST COAST INDUSTRIES, INC.

                         CONSOLIDATED BALANCE SHEETS

                            (dollars in thousands)





                                                September 30    December 31

                                                        2003           2002

                                                 (unaudited)

    Assets :

    Cash and equivalents                              91,967         83,872

    Other current assets                              78,133        121,204

    Properties, less accumulated depreciation        810,286        795,650

    Other assets and deferred charges                 21,402         50,510

    Total assets                                   1,001,788      1,051,236



    Liabilities and Shareholders' Equity:

    Short-term debt                                    2,787          2,641

    Other current liabilities                         71,826         47,755

    Deferred income taxes                            143,067        122,103

    Long-term debt                                   239,034        294,143

    Accrued casualty and other liabilities            10,659         11,278

    Shareholders' equity                             534,415        573,316

    Total liabilities and shareholders' equity     1,001,788      1,051,236



    (Prior year's results have been reclassified to conform to current year's presentation.)



                     FLORIDA EAST COAST INDUSTRIES, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (dollars in thousands)

                                 (unaudited)



                                                           Nine Months

                                                          Ended Sept. 30

                                                        2003           2002

    Cash Flows from Operating Activities:

     Net income (loss)                                17,215      (145,832)

     Adjustments to reconcile net income to

      cash generated by operating activities          23,040        179,454

     Changes in operating assets and liabilities      85,261         10,246

    Net cash generated by operating activities       125,516         43,868



    Cash Flows from Investing Activities:

     Purchase of properties                         (77,349)       (39,831)

     Proceeds from disposition of assets              72,980         26,023

    Net cash used in investing activities            (4,369)       (13,808)



    Cash Flows from Financing Activities:

     Net payments of debt                           (54,963)       (12,827)

     Payment of dividends                           (58,985)        (2,742)

     Other                                               896           (68)

    Net cash used in financing activities          (113,052)       (15,637)



    Net Increase in Cash and Cash Equivalents          8,095         14,423

    Cash and Cash Equivalents at

     Beginning of Period                              83,872         14,089

    Cash and Cash Equivalents at End of Period        91,967         28,512





                          RAILWAY OPERATING RESULTS

                            (dollars in thousands)

                                 (unaudited)



                                Three Months              Nine Months

                                Ended Sept. 30            Ended Sept. 30

                              2003         2002         2003         2002

    Railway segment's

     operating revenues     44,729       39,963      134,227      122,572



    Railway segment's

     operating expenses     33,969       30,229      103,408       92,243

    Railway segment's

     operating profit       10,760        9,734       30,819       30,329



    Railway segment's

     operating ratio         75.9%        75.6%        77.0%        75.3%



    Railway segment's

     operating profit

     before depreciation    15,685       14,276       45,477       43,410

    Total FECR legal entity

     EBITDA                 24,098       17,990       63,633       56,821



    (Prior year's results have been reclassified to conform to current year's presentation.)





                                   TRAFFIC

                       Three Months Ended September 30

                       (dollars and units in thousands)



                        2003     2002   Percent   2003     2002    Percent

    Commodity           Units    Units  Variance Revenues Revenues  Variance

    Rail carloads

     Crushed stone      31.5    27.6      14.1   14,691    12,491    17.6

     Construction

      materials          1.5     1.4       7.1      808       815   (0.9)

     Vehicles            4.7     5.9    (20.3)    3,744     4,669  (19.8)

     Foodstuffs          2.9     2.8       3.6    2,151     1,919    12.1

     Chemicals           0.9     0.9        --    1,004       991     1.3

     Paper               1.4     1.6    (12.5)    1,412     1,556   (9.3)

     Other               3.7     3.4       8.8    2,172     1,885    15.2

     Total carload      46.6    43.6       6.9   25,982    24,326     6.8

    Intermodal          62.1    63.8     (2.7)   15,379    14,897     3.2

     Total freight

      units/revenues   108.7   107.4       1.2   41,361    39,223     5.4

    Drayage             13.0      --        --    2,664        --      --

    Ancillary revenue     --      --        --      704       740   (4.9)



   (Prior year's results have been reclassified to conform to current year's presentation.)



                           REALTY SEGMENT REVENUES

                            (dollars in thousands)

                                 (unaudited)



                                               Three Months      Three Months

                                              Ended Sept. 30   Ended Sept. 30

                                                  2003              2002



    Rental revenues - Flagler                     13,987            12,156

    Rental income - straight-line rent

     adjustments                                     891               841

    Operating expense recoveries                     834               894

    Rental revenues - undeveloped land               212               252

    Equity pickups                                    --               203

    Other rental revenues                            268               237

     Total rental revenue - Flagler properties    16,192            14,583

    Realty revenues - other realty operations        877             1,068

     Total rental revenues                        17,069            15,651



    Building and land sales - Flagler             19,028             1,397

    Building and land sales - other realty

     operations                                    6,270             1,208

     Total building and land sales revenues       25,298             2,605



     Total realty segment revenues                42,367            18,256



    (Prior year's results have been reclassified to conform to current year's presentation.)





                           REALTY SEGMENT EXPENSES

                            (dollars in thousands)

                                 (unaudited)





                                              Three Months      Three Months

                                             Ended Sept. 30    Ended Sept. 30

                                                   2003               2002

    Real estate taxes - developed                  1,583             1,562

    Repairs & maintenance - recoverable              630               537

    Services, utilities, management costs          3,136             2,778

      Total expenses subject to recovery -

       Flagler properties                          5,349             4,877



    Real estate taxes - Flagler undeveloped

     land                                            545               938

    Repairs & maintenance - non-recoverable          373               204

    Depreciation & amortization - Flagler          5,515             5,473

    SG&A - non-recoverable - Flagler               1,506             1,459

      Total - non-recoverable expenses -

       Flagler properties                          7,939             8,074

     Total rental expenses - Flagler properties   13,288            12,951



    Real estate taxes - other undeveloped land       714               105

    Depreciation & amortization - other               41                10

    SG&A - non-recoverable - other                18,152             1,122

      Total rental expenses - other realty

       operations                                 18,907             1,237

     Total rental expenses                        32,195            14,188



    Realty sales expenses                         16,260               921



    Total operating expenses                      48,455            15,109



    (Prior year's results have been reclassified to conform to current year's presentation.)



                        FLAGLER REAL ESTATE STATISTICS

                                                           Three Months

                                                          Ended Sept. 30

                                                        2003           2002

     Property types

    Office (sq. ft. in 000's)                          2,106          1,886

    Industrial (sq. ft. in 000's)                      4,459          4,052



    100%-owned properties

    Rentable square feet (in 000's)                    6,565          5,938

    Occupied square feet (in 000's)                    5,679          4,854

    Number of buildings owned                             60             55

    Ending occupancy rate                                87%            82%



    Buildings held in partnership

    Rentable square feet (in 000's)                       --            735

    Occupied square feet (in 000's)                       --            676

    Number of buildings                                   --              5

    Ending occupancy rate                                 --            92%



    Same store statistics

    Same store square footage (in 000's)               5,526          5,526

    Same store occupancy (sq. ft. in 000's)            4,785          4,650

    Same store buildings                                  52             52

    Same store revenues (in 000's)                   $13,997        $13,584

    Ending same store occupancy rate                     87%            84%



    Properties in the pipeline

    Number of projects                                     6              6

    Lease-up (sq. ft. in 000's)                           --            181

    In construction (sq. ft. in 000's)                   343             --

    Predevelopment (sq. ft. in 000's)                    591            591

        Total                                            934            772



    Entitlement pipeline

    Acres                                                855            966

    Total square feet (in 000's)                      14,064         14,451

    Office (sq. ft. in 000's)                          7,678          8,421

    Industrial (sq. ft. in 000's)                      6,167          5,711

    Commercial (sq. ft. in 000's)                        219            319





                 RECONCILIATION OF NON-GAAP TO GAAP MEASURES

                            (dollars in thousands)





                                  Three Months             Nine Months

                                Ended Sept. 30            Ended Sept. 30

                              2003         2002         2003         2002



    Railway segment's

     operating profit       10,760        9,734       30,819       30,329



    Railway segment's

     depreciation expense    4,925        4,542       14,658       13,081



    Railway segment's

     operating profit before

     depreciation           15,685       14,276       45,477       43,410







    Total FECR legal

     entity net income      11,835        8,303       30,260       26,816



    Depreciation expense -

     legal entity            4,969        4,591       14,797       13,227



    Interest income          (115)         (23)        (367)          (9)



    Income tax expense       7,409        5,119       18,943       16,787



    Total FECR legal

     entity EBITDA          24,098       17,990       63,633       56,821







                                                                     (in

                                                                    millions)

                         Three Months             Nine Months       Forecast

                        Ended Sept. 30           Ended Sept. 30     Full Year

                     2003         2002         2003        2002        2003

    Rental

     properties'

     operating

     profit         5,093        3,781       13,310      14,230     $16-$18

    Rental

     properties'

     depreciation

     and amortization

     expense        5,265        5,238       17,044      15,681         $24

    Rental

     properties'

     operating

     profit

     before

     depreciation

     and amortization

     expense       10,358        9,019       30,354      29,911     $40-$42





    The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of businesses, railway and realty,

which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses certain such measures internally as part of its incentive compensation plans for management employees.



SOURCE  Florida East Coast Industries

    -0-                  10/22/2003

    /CONTACT:  Investors, Bradley D. Lehan, +1-904-819-2128, or Media, Husein

A. Cumber, +1-904-826-2280, both of Florida East Coast Industries, Inc./

    /Web site:  http://www.feci.com/

    (FLA)



CO:  Florida East Coast Industries, Inc.

ST:  Florida

IN:  RLT TRN

SU:  ERN